UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2023

East Resources Acquisition Company

(Exact name of registrant as specified in its charter)

Delaware	001-39403	85-1210472
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7777 NW Beacon Square Boulevard

Boca Raton, Florida 33487

(561) 826-3620

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	ERESU	The NASDAQ Stock Market LLC
Class A common stock, par value $0.0001 per share	ERES	The NASDAQ Stock Market LLC
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	ERESW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Merger Agreement

As previously disclosed, East Resources Acquisition Company, a Delaware corporation (“ERES”), entered into that certain Agreement and Plan of Merger, dated as of August 30, 2022, as amended on October 14, 2022 (as may be further amended and modified from time to time, the “Merger Agreement”), by and among ERES, LMA Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of ERES (“LMA Merger Sub”), Abacus Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of ERES (“Abacus Merger Sub”), Longevity Market Assets, LLC, a Florida limited liability company (“LMA”), and Abacus Settlements, LLC, a Florida limited liability company (“Abacus” and, together with LMA, the “Companies”), pursuant to which, subject to the satisfaction or waiver of certain conditions precedent in the Merger Agreement, (i) LMA Merger Sub will merge with and into LMA, with LMA surviving such merger (the “LMA Merger”) and (ii) Abacus Merger Sub will merge with and into Abacus, with Abacus surviving such merger (the “Abacus Merger” and, together with the LMA Merger, the “Mergers” and, along with the transactions contemplated in the Merger Agreement, the “Transactions”) and the Companies will become direct wholly owned subsidiaries of ERES. Capitalized terms used, but not defined, in this Current Report on Form 8-K (this “Report”) have their respective meanings given to them in the Merger Agreement.

On April 20, 2023, ERES, LMA Merger Sub, Abacus Merger Sub, LMA and Abacus entered into the Second Amendment to Agreement and Plan of Merger (the “Amendment”), pursuant to which the Merger Agreement was amended to, among other things, (i) clarify the ERES stockholder votes required to approve the Transaction Proposals, (ii) require that the Companies deliver or cause to be delivered to ERES documentation relating to a tax election at the Closing and (iii) extend the Outside Date to July 27, 2023.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Forward-Looking Statements

This Report contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Transactions, including statements regarding the anticipated benefits of the Transactions, the anticipated timing of the Transactions, the future financial condition and performance of the Companies and expected financial impacts of the Transactions (including future revenue and pro forma enterprise value) and the platform and markets and expected future growth and market opportunities of the Companies. These forward-looking statements generally are identified by the words “believe,” “predict,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “scales,” “representative of,” “valuation,” “potential,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions or the negatives of these terms or variations of them. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are inherently subject to risks and uncertainties. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are beyond ERES’s or the Companies’ control, are difficult or impossible to predict and may differ from assumptions. Many factors could cause actual future events to differ materially from the forward-looking statements in this Report, including but not limited to: (i) the risk that the Transactions may not be completed in a timely manner or at all, which may adversely affect the price of ERES’s securities, (ii) the risk that the Transactions may not be completed by ERES’s business combination deadline and the potential failure to obtain an extension of the business combination deadline if sought by ERES, (iii) the failure to satisfy the conditions to the consummation of the Transactions, including the requisite approvals of ERES’s stockholders and the Companies’ owners, the satisfaction of the minimum aggregate transaction proceeds amount following any redemptions by ERES’s public stockholders and the receipt of certain governmental and regulatory approvals, (iv) the lack of a third party valuation in determining whether or not to pursue the Transactions, (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement relating to the Transactions, (vi) the effect of the announcement or pendency of the Transactions on the Companies’ business or employee relationships, operating results and business generally, (vii) the risk that the Transactions disrupt current plans and operations of the

Companies, (viii) the risk of difficulties in retaining employees of the Companies as a result of the Transactions, (ix) the outcome of any legal proceedings that may be instituted against the Companies or against ERES related to the Merger Agreement or the Transactions, (x) the ability to maintain the listing of ERES’s securities on a national securities exchange, (xi) changes in the competitive industries in which the Companies operate, variations in operating performance across competitors, changes in laws and regulations affecting the Companies’ business and changes in the combined capital structure, (xii) the ability to implement business plans, forecasts, and other expectations after the completion of the Transactions, and the ability to identify and realize additional opportunities, (xiii) risks related to the uncertainty of the Companies’ projected financial information, (xiv) current and future conditions in the global economy, including as a result of the impact of the COVID-19 pandemic, (xv) the risk that demand for the Companies’ life settlement and related offerings does not grow as expected, (xvi) the ability of the Companies to retain existing customers and attract new customers, (xvii) the potential inability of the Companies to manage growth effectively, (xviii) the potential inability of the Companies to grow their market share of the life settlement industry or to achieve efficiencies regarding their operating models or other costs, (xix) negative trends in the life settlement industry impacting the value of life settlements, including increases to the premium costs of life insurance policies, increased longevity of insureds, and errors in the methodology and assumptions of life expectancy reports, (xx) legal challenges by insurers relating to the validity of the origination or assignment of certain life settlements, (xxi) the enforceability of the Companies’ intellectual property rights, including their trademarks and trade secrets, and the potential infringement on the intellectual property rights of others, (xxii) the Companies’ dependence on senior management and other key employees, (xxiii) the risk of downturns and a changing regulatory landscape in the industry in which the Companies operate, and (xxiv) costs related to the Transactions and the failure to realize anticipated benefits of the Transactions or to realize estimated pro forma results and underlying assumptions, including with respect to estimated stockholder redemptions. The foregoing list of factors is not exhaustive.

Nothing in this Report should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should carefully consider the foregoing factors and the other risks and uncertainties which are more fully described in the “Risk Factors” section of the preliminary proxy statement (as amended, the “Proxy Statement”) that ERES has filed with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Transactions discussed below and other documents filed by ERES from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers of this Report are cautioned not to put undue reliance on forward-looking statements, and the Companies and ERES assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither the Companies nor ERES gives any assurance that any of the Companies or ERES, or the combined company, will achieve expectations.

Additional Information About the Proposed Transactions and Where to Find It

This Report relates to the proposed Transactions. ERES has filed the Proxy Statement relating to the Transactions with the SEC that will be sent to all ERES stockholders. ERES will also file other documents regarding the Transactions with the SEC. Before making any voting decision, investors, security holders and other interested persons of ERES and the Companies are urged to read the Proxy Statement (including all amendments and supplements thereto) and all other relevant documents filed or that will be filed with the SEC in connection with the Transactions as they become available because they will contain important information about the Transactions. Investors, security holders and other interested persons will be able to obtain free copies of the Proxy Statement and all other relevant documents filed or that will be filed with the SEC by ERES through the website maintained by the SEC at www.sec.gov. The documents filed by ERES with the SEC also may be obtained free of charge upon written request to ERES at 7777 NW Beacon Square Boulevard, Boca Raton, Florida.

Participants in the Solicitation

ERES, the Companies and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from ERES stockholders in connection with the Transactions. A list of the names of such directors and executive officers and information regarding their interests in the Transactions may be obtained by reading the Proxy Statement. You can find more information about ERES’s directors and executive officers in ERES’s Annual Report on Form 10-K for the year ended December 31, 2022, which ERES filed with the SEC on April 18, 2023. You may obtain free copies of these documents as described in the preceding paragraph.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibit	Description

2.1	Second Amendment to Agreement and Plan of Merger, dated as of April 20, 2023, by and among East Resources Acquisition Company, LMA Merger Sub, LLC, Abacus Merger Sub, LLC, Longevity Market Assets, LLC and Abacus Settlements, LLC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2023

EAST RESOURCES ACQUISITION COMPANY

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

Exhibit 2.1

SECOND AMENDMENT TO

AGREEMENT AND PLAN OF MERGER

This Second Amendment (“Second Amendment”) to the Merger Agreement (as defined below) is entered into as of April 20, 2023, by and among East Resources Acquisition Company, a Delaware corporation (“Parent”), LMA Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“LMA Merger Sub”), Abacus Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent (“Abacus Merger Sub”), Longevity Market Assets, LLC, a Florida limited liability company (“LMA”), and Abacus Settlements, LLC, a Florida limited liability company (“Abacus”). Parent, LMA Merger Sub, Abacus Merger Sub, LMA and Abacus are sometimes referred to in this Second Amendment collectively as the “Parties.” Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Merger Agreement.

RECITALS

WHEREAS, the Parties entered into that certain Agreement and Plan of Merger, dated as of August 30, 2022, as amended on October 14, 2022 (as may be further amended, modified or supplemented from time to time, the “Merger Agreement”); and

WHEREAS, the Parties desire to amend the Merger Agreement in accordance with Section 9.13 thereof as more fully set forth herein in order to, among other things, clarify the stockholder votes required to approve the Transaction Proposals, require the Companies to deliver or cause to be delivered documentation relating to a tax election at the Closing and extend the Outside Date.

NOW THEREFORE, in consideration of the mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows:

1. Amendment to Merger Agreement.

(a)	Section 4.2 of the Merger Agreement is hereby amended and restated as follows:

“Section 4.2 Authorization. Each of the Parent Parties has the requisite corporate or limited liability company power and authority, as applicable, to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject in the case of the consummation of the Mergers, to the receipt of the requisite approval of the Transaction Proposals by the Parent Stockholders. The affirmative votes of the holders of a majority of the shares of Parent Common Stock and Parent Class B Stock, voting (a) together as a single class, in the case of the Business Combination Proposal, the NASDAQ Proposal and the Incentive Plan Proposal, that are voted at the Parent Common Stockholders Meeting, and (b) together as a single class, and as separate classes, in the case of the Charter Amendment Proposal, that are outstanding and entitled to vote on the Charter Amendment Proposal, are the only votes of the holders of Parent’s capital stock required to approve the Transaction

Proposals, assuming a quorum is present (the “Parent Stockholder Approval”). Parent Stockholder Approval of the Transaction Proposals are the only votes of any class or series of Parent’s capital stock necessary to adopt this Agreement and any Ancillary Agreement and to approve the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and limited liability company action. This Agreement has been, and the Ancillary Agreements to which any of the Parent Parties are or will be a party as of the Closing Date shall be, duly authorized, executed and delivered by each of the Parent Parties, as applicable, and, assuming the due authorization, execution and delivery by each other party hereto and thereto, constitutes the legal, valid and binding obligations of each of the Parent Parties, as applicable, enforceable against each of the Parent Parties, as applicable, in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar Laws affecting the enforceability of creditors’ rights generally, general equitable principles and the discretion of courts in granting equitable remedies.”

(b)	Section 5.9(b) of the Merger Agreement is hereby amended and restated as follows:

“(b) Without limitation, in the Proxy Statement, Parent shall (i) solicit proxies from holders of Parent Common Stock and Parent Class B Stock to vote at the Parent Common Stockholders Meeting in favor of (A) the adoption of this Agreement and the approval of the transactions contemplated hereby pursuant to Section 251 of the DGCL (the “Business Combination Proposal”), (B) the issuance of Parent Common Stock issuable pursuant to this Agreement at the Effective Time (the “NASDAQ Proposal”), (C) the adoption of an Omnibus Incentive Plan to be negotiated between the Parties prior to Closing (the “Omnibus Incentive Plan” and such proposal, the “Incentive Plan Proposal”), (D) approval of the A&R Charter and each change to the A&R Charter that is required to be separately approved (the “Charter Amendment Proposal”), and (E) any other proposals the Parties deem necessary or desirable to consummate the transactions contemplated hereby (collectively, the “Transaction Proposals”), and (ii) file with the SEC financial and other information about the transactions contemplated hereby in accordance with the Exchange Act. The Proxy Statement will comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Each Company shall furnish all information concerning it and its Affiliates to Parent, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement, and the Proxy Statement shall include all information reasonably requested by the Companies to be included therein. Without limiting the generality of the foregoing, the Companies shall reasonably cooperate with Parent in connection with Parent’s preparation for inclusion in the Proxy Statement of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required by the Proxy Statement. Each of the Companies and Parent shall promptly notify the other upon

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the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of the Companies and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Proxy Statement.”

(c)	Section 7.2 of the Merger Agreement is hereby amended and restated as follows:

“Section 7.2 Deliveries by the Companies. At the Closing, the Companies will deliver or cause to be delivered to Parent (unless delivered previously) the following:

(a) the Certificates of Merger, executed by LMA and Abacus, as applicable;

(b) the Company Closing Certificate;

(c) the A&R Registration Rights Agreement executed by each Company and each of the Company Members;

(d) a duly executed and file-stamped copy of IRS Form 8832, indicating an election to be treated as an entity disregarded separate from Parent pursuant to Treasury Regulations Section 301.7701-3(c) with an effective date of the next business day after the effective date of the Merger, by LMA and Abacus, as applicable; and

(e) any other document required to be delivered by the Companies at Closing pursuant to this Agreement.”

(d)	Section 8.1(e) of the Merger Agreement is hereby amended and restated as follows:

“(e) by written notice by any Party if the Closing has not occurred on or prior to July 27, 2023 (the “Outside Date”).”

2. Confirmation. Except as otherwise expressly provided herein, the provisions of the Merger Agreement shall remain in full force and effect in accordance with their respective terms following the execution of this Second Amendment.

3. Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 9.2 through 9.14, Section 9.16 and Section 9.17 of the Merger Agreement are incorporated by reference herein and shall apply hereto mutatis mutandis.

4. Headings. The descriptive headings contained in this Second Amendment are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Second Amendment.

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5. Counterparts. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amendment by electronic means, including DocuSign, e-mail, or scanned pages, shall be effective as delivery of a manually executed counterpart to this Second Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, each of the Parties has caused this Second Amendment to be duly executed on its behalf as of the date first above written.

EAST RESOURCES ACQUISITION COMPANY

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

LMA MERGER SUB, LLC

By:	East Resources Acquisition Company,
its sole member

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

ABACUS MERGER SUB, LLC

By:	East Resources Acquisition Company,
its sole member

By:	/s/ Gary L. Hagerman, Jr.
Name:	Gary L. Hagerman, Jr.
Title:	Chief Financial Officer and Treasurer

Signature Page to Second Amendment to Agreement and Plan of Merger

LONGEVITY MARKET ASSETS, LLC

By:	/s/ Jay Jackson
Name:	Jay Jackson
Title:	CEO

ABACUS SETTLEMENTS, LLC

By:	/s/ Jay Jackson
Name:	Jay Jackson
Title:	CEO

Signature Page to Second Amendment to Agreement and Plan of Merger